UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 6, 2013
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(I.R.S. Employer Identification No.)

5775 Morehouse Drive, San Diego, California	92121-1714
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 6, 2013, QUALCOMM Incorporated (the Company) appointed Clark T. Randt, Jr. to its Board of Directors. Mr. Randt was appointed for a term of office that expires at the Company’s next annual meeting of stockholders. There was not and is not any arrangement or understanding between Mr. Randt and any other person pursuant to which Mr. Randt was selected to be a director. The Board of Directors has not yet determined whether to name Mr. Randt to any of its committees. Mr. Randt will receive compensation for his services as a non-employee director under the Company’s director compensation program. The components of that program were described in the Company’s Proxy Statement for its 2013 Annual Meeting of Stockholders held on March 5, 2013. Under the director compensation program, on October 7, 2013, Mr. Randt was granted 993 restricted stock units (RSUs), representing a pro rata portion of the value of an RSU award for a full year of service on the Company’s Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUALCOMM Incorporated

Date:	October 8, 2013	By:	/s/ George S. Davis
George S. Davis
Executive Vice President and
Chief Financial Officer